GMXR

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT

Lauren Stone
Investor Relations Coordinator
405.254.5887

GMX RESOURCES INC.   Announces entry into Plan Support Agreement

Oklahoma City, Oklahoma, Thursday, October 3, 2013. GMX RESOURCES INC., (OTC Markets: GMXRQ) (“GMXR” or the “Company”) is an oil and gas exploration and production Company with assets in the Williston Basin, Denver Julesburg (“DJ”) Basin and East Texas Basin.

As previously reported, on April 1, 2013, the Company filed a voluntary petition (In re: GMX Resources Inc., Debtor, Case No. 13-11456) for reorganization under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”). Two of the Company’s subsidiaries, Diamond Blue Drilling Co. and Endeavor Pipeline Inc. (collectively with the Company, the "Debtors"), also filed related petitions with the Bankruptcy Court (Case Nos. 13-11457 and 13-11458, respectively). The Company’s petition and its subsidiaries’ petitions are referred to herein collectively as the “Bankruptcy Case.”

Plan Support Agreement

The Company announces that, subject to approval by the Bankruptcy Court, it has entered into a Plan Support Agreement (the “Plan Support Agreement”), dated as of September 30, 2013, among the Debtors, certain of the holders of the Company’s Senior Secured Notes Series A due 2017 and Senior Secured Notes Series B due 2017 (the “Senior Secured Notes”) party thereto (the “Consenting Senior Secured Noteholders”), and the Official Committee of Unsecured Creditors (the “Creditors’ Committee”). The Plan Support Agreement requires the Consenting Holders to vote in favor of and support a proposed plan of reorganization of the Company and its subsidiaries consistent with the terms and conditions set forth in the term sheet attached as an exhibit to the Plan Support Agreement. On October 2, 2013, the Company filed a Motion to Approve the Plan Support Agreement with the Bankruptcy Court seeking authority to enter into the Plan Support Agreement. A hearing on such motion is scheduled for October 29, 2013 at 9:30 a.m. before the Bankruptcy Court.

Under the plan of reorganization contemplated by the Plan Support Agreement, the current debtor-in-possession financing facility will be extended so that the Company may continue operating in Chapter 11 as it seeks confirmation of the proposed plan or reorganization. Further, in exchange for the secured portion of their claims in the approximate amount of $338 million, the holders of the Senior Secured Notes would receive 100% of the equity in the reorganized Company upon its emergence from bankruptcy and/or equity in an affiliate of the reorganized GMXR. Holders of the Company’s Senior Secured Second-Priority Notes due 2018 shall be treated as general unsecured creditors. Under the proposed plan of reorganization, if the general unsecured creditors’ class votes to accept the plan or reorganization, holders of allowed general unsecured claims would receive interests in a trust (the “Litigation Trust”) funded with (i) $1.5 million in cash; and (ii) the Debtors’ potential causes of action listed on Schedule A to the Restructuring Term Sheet. Further, if the class of holders of general unsecured claims vote to accept the plan or reorganization, the holders of Senior Secured Notes will waive recovery on their unsecured deficiency claim. If the class of holders of general unsecured claims does not vote to accept the plan of reorganization, the $1.5 million in cash will not be funded in the Litigation Trust and, the holders of Senior Secured Notes and debtor in possession lenders will participate in recovery from the Litigation Trust on account of their DIP loan claims, superpriority adequate protection claims and deficiency claim. Any equity interest in the Company, of any kind, existing prior to the consummation of the restructuring will be cancelled under the terms of the plan of reorganization.

The Consenting Senior Secured Noteholders may terminate the Plan Support Agreement under certain circumstances, including, but not limited to, if (i) the Debtors breach any of their undertakings, representations, warranties or covenants under the Plan Support Agreement which remains uncured, (ii) any ruling or order enjoining the consummation of a material portion of the plan, (iii) the Debtors lose the exclusive right to file and solicit acceptance of a chapter 11 plan, (iv) an examiner with expanded powers is appointed in the Debtors’ cases, a chapter 11 trustee is appointed in the Debtors’ cases, or the Debtors’ cases shall have been converted into a chapter 7 case or cases, (v) the Debtors or the Creditors’ Committee file any motion or pleading materially inconsistent with the Plan Support Agreement, which is not withdrawn, (vi) the Bankruptcy Court grants relief that is materially inconsistent with the Plan Support Agreement, (vii) the Bankruptcy Court grants relief terminating, annulling or modifying the automatic stay with regard to any material assets of the Debtors, (viii) the Debtors fail to file the plan of reorganization and disclosure statement with the Bankruptcy Court within 10 business days of the execution of the Plan Support Agreement, (ix) the disclosure statement is not approved within 50 days of the execution of the Plan Support Agreement, (x) if the plan of reorganization shall not have been approved within 95 days of the execution of the Plan Support Agreement or (xi) if all of the transactions contemplated by the Plan Support Agreement have not been consummated within 120 days of the execution of the Plan Support Agreement.

The plan of reorganization is subject to confirmation by the Bankruptcy Court. The Company expects the Bankruptcy court to enter a ruling on confirmation of the plan of reorganization prior to January 15, 2014. Upon the effective date of the plan of reorganization, reorganized GMXR will be a private company.

GMXR is an exploration and production company. The company is currently developing its Bakken and Three Forks oil shale resources located in the Williston Basin, North Dakota. GMXR’s large natural gas resources are located in the East Texas Basin, primarily in the Haynesville/Bossier gas shale and the Cotton Valley Sand Formation; where the majority of GMXR’s acreage is contiguous, with infrastructure in place and substantially all held by production.
This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that GMXR expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include management’s expectations and desire to address GMXR’s financial challenges, preserve the value of assets and address important issues in an orderly way. These statements are based on certain assumptions and analysis made by GMXR in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for GMXR's properties. Such statements are subject to a number of risks, including but not limited to: (i) the ability of GMXR to obtain Bankruptcy Court approval with respect to the proposed plan of reorganization contemplated by the Plan Support Agreement or other motions in the Chapter 11 case; (ii) the ability of GMXR to consummate the proposed plan of reorganization contemplated by the Plan Support Agreement; (iii) the effects of the bankruptcy filing on GMXR and interests of various creditors, equity holders and other stakeholders; (iv) the effects of the bankruptcy filing on GMXR’s liquidity or results of operations; (v) Bankruptcy Court rulings in the Chapter 11 cases and the general outcome of the cases; (vi) the length of time GMXR and its subsidiaries will operate under the Chapter 11 cases; (vii) risks associated with potential third-party motions in the Chapter 11 cases, which may interfere with GMXR’s ability to achieve its Chapter 11 goals; (viii) GMXR’s ability to execute its business or restructuring plans; (ix) increased costs related to GMXR’s bankruptcy filing and other litigation; and (x) the ability of GMXR to maintain contracts that are critical to its operation, including to obtain and maintain normal terms with its vendors, customers, landlords and service providers, and to retain key officers and employees. In the event that the risks discussed above and disclosed in GMXR’s public filings cause results to differ materially from those expressed in GMXR’s forward-looking statements, GMXR’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. GMXR undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to GMXR's reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q.